================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SCOPUS TECHNOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 [SCOPUS LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 23, 1997

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Scopus Technology, Inc., a California corporation (the "Company"), will be held on Wednesday, July 23, 1997, at 2:00 p.m., local time, at the Berkeley Marina Marriott, 200 Marina Boulevard, Berkeley, California 94710 for the following purposes:

         1. To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

         2. To amend the Company's 1991 Stock Option Plan to increase the number of shares available for issuance thereunder from 5,550,000 shares to an aggregate of 7,050,000 shares.

         3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the 1998 fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on June 26, 1997 are entitled to notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                        By Order of the Board of Directors

                                        A. Aaron Omid
                                        Corporate Secretary

Emeryville, California
June 27, 1997
--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT.
             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
                YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE
              ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT
                            IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                             SCOPUS TECHNOLOGY, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 23, 1997

         The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Scopus Technology, Inc. (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, July 23, 1997, at 2:00 p.m. local time, or at any adjournment thereof, for the purpose set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Berkeley Marina Marriott, 200 Marina Boulevard, Berkeley, California 94710. The Company's principal executive offices are located at Suite 700, 1900 Powell Street, Emeryville, California 94608.

         The proxy solicitation materials were mailed on or about June 27, 1997 to all shareholders of record on June 26, 1997.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use (a) by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date, or (b) by attending the meeting and voting in person.

RECORD DATE AND PRINCIPAL STOCK OWNERSHIP

         Shareholders of record at the close of business on June 26, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of Common Shares outstanding, designated Common Stock, par value $0.001 per share. At the Record Date, 20,379,797 shares of the Company's Common Stock were issued and outstanding.

VOTING AND SOLICITATION

         Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this proxy is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

         With regard to the election of directors (Proposal One), votes may be cast in favor of or withheld from each nominee. Votes that are withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but will have no legal effect. Abstentions may be specified on the other proposals and will be counted as present for the purposes of determining the existence of a quorum regarding such item.

         Except with respect to the election of directors, each share of Common Stock is entitled to one vote per share and the affirmative vote of a majority of the shares present in person or by proxy is required for the approval of any matters voted upon at the meeting or any adjournments thereof so long as a quorum is present. With respect to the election of directors, each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or may distribute such votes on the same principal among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the meeting. However, no shareholder may cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting. A quorum of shareholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the aggregate number of votes entitled to be cast.

         This solicitation of proxies is made by the Company and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally, by telephone or by telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Secretary of the Company no later than February 27, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to that Meeting.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         Each shareholder voting in the selection of directors may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or may distribute such votes on the same principal among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the meeting. However, no shareholder may cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting.

         A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. The five (5) nominees receiving the highest number of Votes Cast will be elected as directors for the ensuing year. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. Votes that are withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to the election of directors, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

                   NAME                       AGE                           PRINCIPAL OCCUPATION


Ori Sasson..............................       35    Chairman of the Board, Chief Executive Officer and President of
                                                     the Company

J. Michael Cline........................       37    Director, Managing Member of General Atlantic Partners, LLC

Christopher R. Gibbons..................       48    Director, General Manager, Enterprise Computing of Microsoft
                                                     Corporation

Max D. Hopper...........................       62    Director, Retired Chairman of SABRE Group and Senior Vice
                                                     President, Information Systems of American Airlines

Ronald Abelmann.........................       59    Director, President and Chief Executive Officer of Wind River
                                                     Systems

         Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five (5) years.

         Ori Sasson is a co-founder of the Company and has served as the
         ----------
Company's Chairman of the Board since the Company's inception in March 1991. Mr. Sasson has also served as the Company's Chief Executive Officer and President since February 1994 and as Secretary from March 1991 to February 1992. From January 1990 to March 1991 and from September 1986 to January 1989, Mr. Sasson was an independent software design consultant. From January 1989 to January 1990, Mr. Sasson was a software engineer at Sybase Corporation, a client/server relational database management software Company. From December 1984 to August 1986, Mr. Sasson was a support engineer at Hewlett Packard Company, a manufacturer of computers and related products. Mr. Sasson earned a B.A. degree in Computer Science and an M.S.C. degree in Engineering both from the University of California at Berkeley.

         J. Michael Cline has been a director of the Company since June 1994.
         ----------------
Mr. Cline is a managing member of General Atlantic Partners, LLC ("GAP LLC"), a private investment firm and has been with GAP LLC or its predecessor entities since September 1989. In addition, Mr. Cline is a general partner of GAP Coinvestment Partners, LP. Mr. Cline is also a director of Manugistics Group, Inc., a publicly traded supply chain management software company, as well as several private software companies in which GAP LLC or one of its affiliates is an investor. Mr. Cline earned a B.S. degree in Business from Cornell University and an M.B.A. degree from Harvard Business School.

         Christopher R. Gibbons has been a director of the Company since
         ----------------------
September 1995. Mr. Gibbons has been General Manager, Enterprise Computing at Microsoft Corporation, a packaged software developer, since July 1996, and was Chief Information Officer of Microsoft from July 1993 to July 1996. From August 1989 to June 1993, Mr. Gibbons was Senior Vice President and Chief Information Officer at Promus Companies, an operator of hotels, casinos and related service providers. Mr. Gibbons earned a B.A. degree in Economics from Lawrence University, and an M.S. degree in Accounting and Information Systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

         Max D. Hopper has been a director of the Company since April 1995. From
         -------------
November 1985 to January 1995, Mr. Hopper served in various positions at American Airlines, a subsidiary of AMR Corporation, an international travel provider, most recently serving as Senior Vice President, Information Systems and Chairman, The SABRE Group. Mr. Hopper is also a director Centura Software Corp., Computer Language Research, Gartner Group, MCC Corporation, USDATA Corporation, VTEL Corporation and Worldtalk Corporation. Mr. Hopper earned a B.S. degree in Mathematics from the University of Houston.

         Ronald Abelmann has been a director of the Company since August 1996.
         ---------------
Mr. Abelmann has been the President and Chief Executive Officer of Wind River Systems since March 1994. Prior to March 1994, he was the founding Chief Executive Officer of Vantage Analysis Systems. Prior to founding Vantage Analysis Systems, Mr. Abelmann was Group Vice President and General Manager of the Instrument Division of Varian Associates. Mr. Abelmann holds B.S. and M.S. degrees in Applied Physics from University of California at Los Angeles, and an M.B.A. from Stanford University.

         All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. Ori Sasson and A. Aaron Omid, the Company's Senior Vice President, Worldwide Operations and Secretary, are brothers. There are no other family relationships among any of the executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board of the Company held a total of five (5) meetings during fiscal 1997. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee, which currently consists of Messrs. Cline, Gibbons and Abelmann, held one (1) meeting during fiscal 1997. The Audit Committee assists the Board in fulfilling its oversight responsibilities by meeting regularly with the Company's independent accountants and operating and financial management. The Audit Committee reviews the audit performed by the Company's independent accountants and reports the results of such audit to the Board. In addition, the Audit Committee reviews the Company's annual financial statements and all material financial reports provided to the shareholders, reviews the Company's internal auditing, accounting and financial controls, and reviews the Company's policies governing compliance with laws, regulations, and rules of ethics and conflicts of interest.

         The Compensation Committee, which currently consists of Messrs. Cline and Hopper, held one (1) meeting during fiscal 1997. The Compensation Committee makes recommendations to the Board regarding the Company's executive compensation policies, establishes and approves salaries paid to the executive officers of the Company and administers the Company's Employee Stock Purchase Plan and 1991 Stock Option Plan, reviewing and approving all stock option grants to employees.

         The Board of Directors currently has no nominating committee or committee performing a similar function.

         No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1997 and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1997 on which such director served.

DIRECTOR COMPENSATION

         Directors receive no cash remuneration for serving on the Board other than reimbursement of certain expenses incurred in connection with attendance of Board meetings. Non-employee directors are entitled to participate in the Company's Director Option Plan (the "Director Plan"). The Director Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Under the Director Plan, each new non-employee director is automatically granted a nonstatutory option to purchase 22,500 shares of Common Stock on the date upon which such person first becomes a non-employee director. In addition, on the date of each non-employee director's annual reelection to the Board, each director who has been a non-employee director for at least six
(6) months will automatically receive a nonstatutory option to purchase 5,625 shares of the Company's Common Stock. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. The initial 22,500 share option grant vests as to 25% of the shares on the first anniversary of the date of grant and as to an additional 1/48th of the shares subject to such option each month thereafter. The 5,625 share annual grant vests in full four (4) years following the grant date. In August 1996, Messrs. Cline, Gibbons and Hopper were each granted options to purchase 5,625 shares of Common Stock under the Director Plan at an exercise price of $11.75 per share and Mr. Abelmann was granted an option to purchase 22,500 shares of Common Stock under the Director Plan at an exercise price of $12.17 per share. In addition, Messrs. Cline and Gibbons did not receive automatic initial grants upon joining the Board and in August 1996, were each granted, separate from the Director Plan, options to purchase 22,500 shares of Common Stock at an exercise price of $11.75 per share and vesting over a four
(4) year period.

         All share and per share data in this Proxy have been adjusted to give effect to the three-for-two stock split distributed on February 19, 1997 to holders of record on February 7, 1997.

                               EXECUTIVE OFFICERS

Listed below are the executive officers of the Company as of March 31, 1997:

             NAME                    AGE                                       TITLE
--------------------------------  ----------  -------------------------------------------------------------------------
Ori Sasson                               35   Chairman of the Board, Chief Executive Officer and President
Michele L. Axelson                       47   Senior Vice President and Chief Financial Officer
A. Aaron Omid                            38   Senior Vice President, Worldwide Operations and Secretary
Jeffrey G. Bork                          40   Senior Vice President, Marketing
Daniel A. Turano                         48   Vice President, North America Field Operations
Mark J. Barrenechea                      32   Vice President, Applications and Technology
Steve Jacob                              41   Vice President, Europe
Francoise Tourniaire                     37   Vice President, Worldwide Service
Lyle D. York                             55   Vice President, Customer Relations

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

         The following Summary Compensation Table sets forth information regarding the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers during the 1997 fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended March 31, 1997, as well as total compensation paid to the Named Executive Officers for the Company's previous two fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                     ANNUAL COMPENSATION (1)             COMPENSATION
                                              ---------------------------------------   ---------------
                                                                           OTHER
                                                                           ANNUAL         SECURITIES     ALL OTHER
                                                                          COMPEN-         UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION            YEAR    SALARY ($) BONUS ($)(2)    SATION ($)      OPTIONS (#)    SATION ($)
---------------------------------------------------------------------------------------------------------------------
Ori Sasson                               1997    $141,000     $115,000    $       -                 -       $     -
     Chairman, Chief Executive Officer   1996      96,000       40,000            -           225,000             -
       and President                     1995      96,000        5,000            -                 -             -

Michele L. Axelson (3)                   1997     100,018       90,000            -           150,000             -
     Chief Financial Officer             1996           -            -            -                 -             -
                                         1995           -            -            -                 -             -

A. Aaron Omid                            1997     141,000      115,000            -                 -             -
     Senior Vice President,              1996      96,000       60,000            -                 -             -
       Worldwide Operations              1995      96,000        5,000            -                 -             -

Jeffrey G. Bork (4)                      1997     150,000      115,000            -            37,500             -
     Senior Vice President,              1996      60,227       20,000            -            93,750             -
       Marketing                         1995           -            -            -                 -             -

Steve Jacob (5) (6)                      1997     153,925       56,311       17,470            67,500        18,936
     Vice President,                     1996           -            -            -                 -             -
       Europe                            1995           -            -            -                 -             -


(1) Excludes certain perquisites and other personal benefits, such as life insurance premiums paid by the Company. These amounts, in the aggregate, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2) Includes bonus amounts earned in the fiscal year indicated even though such bonus amounts may be paid in a subsequent fiscal year.

(3) Ms. Axelson's compensation for fiscal 1997 represents amounts earned from July 1996, when Ms. Axelson joined the Company, through March 1997.

(4) Mr. Bork's compensation for fiscal 1996 represents amounts earned from September 1995, when Mr. Bork joined the Company, through March 1996.

(5)    Mr. Jacob joined the Company in April 1996.

(6) The Company paid $17,470 for the rental of an automobile for Mr. Jacob and contributed $18,936 to a pension plan on behalf of Mr. Jacob.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

         The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of March 31, 1997, the last day of the Company's 1997 fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                           VALUE AT ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS (1)                       FOR OPTION TERM (2)
                                --------------------------------------------------------------------------------------
                                             % OF TOTAL OPTIONS
                                                 GRANTED TO      EXERCISE OR
                                  OPTIONS        EMPLOYEES       BASE PRICE    EXPIRATION
             NAME                 GRANTED      IN FISCAL YEAR     PER SHARE       DATE           5%            10%
----------------------------------------------------------------------------------------------------------------------
Ori Sasson                             -                  -       $        -           -    $         -   $         -
Michele L. Axelson               150,000                9.6%      $     9.83     7/16/06    $   927,616   $ 2,350,762
A. Aaron Omid                          -                  -       $        -           -    $         -   $         -
Jeffrey G. Bork                   37,500                2.4%      $     8.67     4/15/06    $   204,392   $   517,968
Steve Jacob                       67,500                4.3%      $     8.67     4/15/06    $   367,905   $   932,343

(1) Each of these options was granted pursuant to the Company's Option Plan and is subject to the terms of such plan as described in Appendix A hereto.

(2) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.



                AGGREGATE UNEXERCISED OPTIONS AT FISCAL YEAR-END

                                                                              FISCAL YEAR-END OPTIONS
                                                             ----------------------------------------------------------
                                                                                              VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                    SHARES                   OPTIONS AT FISCAL YEAR-END:    AT FISCAL YEAR-END (1):
                                   ACQUIRED        VALUE     ----------------------------------------------------------
             NAME                ON EXERCISE     REALIZED     EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
Ori Sasson                               -       $      -         115,625        109,375   $ 3,276,113    $ 3,010,080
Michele L. Axelson                       -       $      -          25,000        125,000   $   504,168    $ 2,520,838
A. Aaron Omid                            -       $      -               -              -   $         -    $         -
Jeffrey G. Bork                          -       $      -          35,156         96,094   $   895,307    $ 2,292,195
Steve Jacob                              -       $      -               -         67,500   $         -    $ 1,439,998

(1) The values for "in-the-money" options represent the difference between the exercise price of the options and the closing price of the Company's Common Stock on March 31, 1997, which was $30.00 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during fiscal 1997 were Messrs. Cline and Hopper, neither of whom is an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors currently consists of J. Michael Cline and Max D. Hopper, neither of whom is an employee of the Company. The Board has delegated to the Compensation Committee the responsibility for establishing and administering the Company's executive compensation plans, subject to Board approval of major new compensation programs and the Chief Executive Officer's compensation. In discharging these responsibilities, the Committee consults with outside compensation consultants, attorneys and other specialists.

         The Company's compensation philosophy is that cash compensation should be substantially linked to the short-term performance of the Company and that longer-term incentives, such as stock options and stock ownership, should be aligned with the Company's objective to enhance shareholder value over the long term. The Company believes that the use of stock options and stock ownership links the interest of officers and employees of the Company to the interest of the shareholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key executives who are critical to the long-term success of the Company.

         Compensation for the Company's executive officers consists of three principal components: base salary, cash bonuses and stock options.

         Base Salary. The base salaries of executive officers are initially
         ------------
determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions based on the Compensation Committee's periodic surveys of the industry.

         Cash Bonuses. The Company's executive cash bonus plan is designed to
         -------------
reward executive officers for the achievement of Company performance objectives, as well as the executive Officer's individual performance objectives. For fiscal 1997, bonuses were determined by the Compensation Committee based upon a total executive bonus pool determined based upon overall Company financial performance and, with respect to allocation of the bonus pool among executive officers, an evaluation of individual performance. For fiscal 1998, a bonus pool will be established based upon the Company's operating profit for the fiscal year and individual executive bonuses will be allocated out of this pool based upon individual performance, the executive's base salary and the Committee's assessment of the executive's contribution to the Company. This plan emphasizes the Compensation Committee's belief that, when the Company is successful, the executives should be appropriately compensated. Conversely, if the Company is not sufficiently profitable, no bonuses will be paid.

         Stock Options. The principal equity compensation components of
         --------------
executive compensation are options granted under the Company's stock option programs. Stock options are generally granted when an executive joins the Company, with additional options granted from time to time for promotions and performance. The initial option granted to the executive vests over a period of four years. The Compensation Committee believes that the stock option participation provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. Executives are also eligible to participate in a payroll deduction employee stock purchase plan pursuant to which stock may be purchased at 85% of the lower of the closing sale price for the Common Stock reported on the Nasdaq National Market at the beginning or end of each six-month offering (up to a maximum stock value of $25,000 per calendar year or 10 percent of salary, whichever is less).

         CEO Compensation. Compensation of the Company's Chief Executive Officer
         -----------------
is determined by the Compensation Committee, subject to Board approval. Mr. Sasson's compensation package in 1997 consisted of the same benefits program as other executive officers, as itemized above, including base salary, cash bonus, stock options and other employee benefit programs. Mr. Sasson received no material compensation or benefits in 1997 not provided to all executive officers. Mr. Sasson's compensation package was designed, however, to provide for a higher proportion of his compensation to be dependent on Company performance. In this regard, the Committee provided to Mr. Sasson the opportunity to achieve a significant bonus based upon Company performance. The Committee has also sought to provide to Mr. Sasson incentive to promote long-term shareholder value, through Mr. Sasson's participation in the Company's stock option programs.

         The Compensation Committee has considered the potential impact of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Option Plan will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

         Other elements of executive compensation include participation in a Company-wide life insurance program, including a long-term disability insurance program. Executives are also eligible for Company-wide medical benefits and participation in a 401(k) plan under which the Company currently provides no matching contributions.

                                            COMPENSATION COMMITTEE OF THE
                                            BOARD OF DIRECTORS



                                            [J. Michael Cline
                                            Max D. Hopper]

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

         The following graph sets forth the Company's total cumulative shareholder return as compared to the Standard and Poors 500 Stock Index (the "S&P 500") and the Morgan Stanley Tech-35 Index through March 31, 1997. Total shareholder return assumes $100 invested in common stock of the Company on November 16, 1995, the date of the Company's initial public offering, at the $8.00 initial public offering price, and a similar amount invested on such date in the stocks represented in the S&P 500 Index and the Morgan Stanley Tech-35 Index. Total return also assumes reinvestment of dividends; the Company has paid no cash dividends on its common stock. Historical stock price performance should not be relied upon as indicative of future stock price performance.


          COMPARISON OF TOTAL RETURN AMONG SCOPUS TECHNOLOGY, INC.,
               THE S&P 500 AND THE MORGAN STANLEY TECH-35 INDEX



                              [PERFORMANCE GRAPH]


                                                              Morgan Stanley
            Scopus Technology, Inc.        S&P 500             Tech-35 Index
11/17/95                    100              100                   100
   12/95                    120              103                    92
   03/96                     71              108                    92
   06/96                     74              112                    95
   09/96                    144              115                   103
   12/96                    221              123                   112
   03/97                    214              126                   104

                                  PROPOSAL TWO:
                 APPROVAL OF AMENDMENT TO 1991 STOCK OPTION PLAN


         The Company's Board of Directors and shareholders have previously adopted and approved the Company's Option Plan. A total of 5,550,000 shares of Common Stock are presently reserved for issuance under the Option Plan. On April 30, 1997, the Board of Directors approved an amendment to the Option Plan, subject to shareholder approval, to increase the shares reserved for issuance thereunder by 1,500,000 shares, bringing the total number of shares issuable under the Option Plan to 7,050,000.

         As of March 31, 1997, 435,615 shares were available for future issuance under the Option Plan.

         At the Annual Meeting, the shareholders are being requested to consider and approve the proposed amendment to the Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares, bringing the total number of shares issuable under the Option Plan to 7,050,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

         Options granted under the Option Plan are intended to meet the requirements of being performance-based within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Option Plan provides that no employee shall be granted, in any fiscal year of the Company, options to purchase more than 375,000 shares of Common Stock.

         For a description of the principal features of the Option Plan, see "Appendix A--Description of 1991 Stock Option Plan."

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the Plan. In addition, the affirmative votes must represent at least a majority of the required quorum for the Meeting. Votes that are cast against the proposal will be counted for purposes of determining both
(a) the presence or absence of a quorum, and (b) the total number of Votes Cast on the proposal. Abstentions will be counted for purposes of determining both
(a) the presence or absence of a quorum for the transaction of business, and (b) the total number of Votes Cast on the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                 PROPOSAL THREE:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of the Company for the 1998 fiscal year. This nomination is being presented to the shareholders for ratification at the meeting. Coopers & Lybrand L.L.P. has audited the Company's financial statements since 1992. A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of the votes cast is required to ratify the Board's selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the shareholders reject the nomination, the Board will reconsider its selection.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1998 AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, based on review of information on file with the Securities and Exchange Commission and Company stock records, with respect to beneficial ownership of the Company's voting stock as of March 31, 1997, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's voting stock, (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers, and (iv) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                        NUMBER OF     PERCENT
                                  BENEFICIAL OWNER                       SHARES     OWNERSHIP
------------------------------------------------------------------------------------------------
Ori Sasson (1)(2)                                                        1,752,499      8.6%
Michele L. Axelson (1)                                                      28,125        *
A. Aaron Omid (1)(3)                                                     1,170,750      5.8%
Jeffrey G. Bork (1)                                                         49,218        *
Steve Jacob (1)                                                             18,281        *
Sharam Sasson (4) (5)                                                    1,201,500      5.9%
Bahram Nour-Omid (1)(6)                                                  1,145,681      5.7%
General Atlantic Partners, LLC  (7)
     3 Pickwick Plaza
     Greeenwich, CT 06830
     J. Michael Cline                                                    3,212,498     15.9%
Christopher R. Gibbons (8)                                                       -        *
Ronald Abelmann (9)                                                              -        *
Max D. Hopper (10) (11)                                                     11,718        *
All executive officers and directors as a group                          5,439,964     26.5%
     (13 persons) (12)


(1) The shareholder's address is c/o Scopus Technology, Inc., Suite 700, 1900 Powell Street, Emeryville, CA 94608.

(2) Includes 435,000 shares subject to options held by General Atlantic Partners, LLC ("GAP LLC") or affiliates thereof and 124,999 shares issuable upon the exercise of options held by Mr. Ori Sasson which are exercisable within 60 days of March 31, 1997. Also includes 1,102,500 shares held by Mr. Ori Sasson and Ms. Susan Sasson as trustees for their own benefit and 525,000 shares held in trust by Mr. Ori Sasson as trustee for the benefit of Mr. Sharam Sasson's minor children. Excludes 525,000 shares held in trust for the benefit of Mr. Ori Sasson's minor children. Mr. Sharam Sasson is the trustee of such trust and Mr. Ori Sasson disclaims beneficial ownership of such shares.

(3) Includes 435,000 shares subject to options held by GAP LLC or affiliates thereof.

(4) The shareholder's address is c/o @ Large Software, 5801 Christie Avenue, Suite 590, Emeryville, CA 94608.

(5) Includes 435,000 shares subject to options held by GAP LLC or affiliates thereof. Also includes 676,500 shares held in trust by Mr. Sharam Sasson and Ms. Fariba Sasson as trustees for their own benefit and 525,000 shares held in trust by Mr. Sharam Sasson as trustee for the benefit of Mr. Ori Sasson's minor children. Excludes 525,000 shares held in trust for the benefit of Mr. Sharam Sasson's minor children. Mr. Ori Sasson is the trustee of such trust and Mr. Sharam Sasson disclaims beneficial ownership of such shares.

(6) Includes 435,000 shares subject to options held by GAP LLC or affiliates thereof. Excludes 675,000 shares held in trust for the benefit of Dr. Nour-Omid's minor children. Mr. Iraj Barkohanai is the trustee of such trust and Dr. Nour-Omid disclaims beneficial ownership of such shares.

(7) Includes 1,291,069 shares held by General Atlantic Partners 13, L.P. and 121,429 shares held by GAP Coinvestment Partners, L.P. Includes 1,800,000 shares transferable to GAP LLC or affiliates thereof upon the exercise of options held by partnerships affiliated with GAP LLC. The general partner of General Atlantic Partners 13, L.P. is GAP LLC, a Delaware limited liability company. The managing members of GAP LLC are Steven A. Denning, David C. Hodgson, Stephen P. Reynolds, J. Michael Cline, William O. Grabe and William E. Ford. The same individuals are the general partners of GAP Coinvestment Partners, L.P. Mr. Cline disclaims beneficial ownership of shares owned by General Atlantic Partners 13, L.P., GAP Coinvestment Partners, L.P. and the other GAP partnerships affiliated with GAP LLC except to the extent of his pecuniary interest therein.

(8) The shareholder's address is c/o Microsoft, 1 Microsoft Way, Redmond, WA 98052.

(9) The shareholder's address is c/o WindRiver Systems, 1010 Atlantic Avenue, Alameda, CA 94501.

(10) The shareholder's address is 1950 Stemmons Freeway, Suite 5001, Dallas, TX 75207.

(11) Includes 11,718 shares issuable upon the exercise of options held by Mr. Hopper which are exercisable within 60 days of March 31, 1997.

(12) Includes 299,216 shares issuable upon the exercise of options which are exercisable within 60 days of March 31, 1997 and 930,000 shares transferable to GAP LLC or affiliates thereof from shareholders of the Company who are not officers or directors upon the exercise of options held by partnerships affiliated with GAP LLC.

                              CERTAIN TRANSACTIONS

         In November 1996, the Company completed the public offering of 3,450,000 shares of its common stock, of which 2,020,500 shares were issued and sold by the Company and 1,429,500 were sold by selling shareholders. All shares issued by the Company and sold by the selling shareholders were sold at $25.00 per share before underwriting discounts and commissions. As a result of this offering of this offering Ori Sasson sold 262,500 shares, A. Aaron Omid sold 295,500 shares, Sharam Sasson sold 295,500 shares, General Atlantic Partners, LLC sold 337,500 shares and Mark J. Barrenechea sold 11,250 shares.


                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors of the Company may recommend.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1997 all Section 16 filing requirements were met, with the exception that Mark J. Barrenechea, Jeffrey G. Bork, J. Michael Cline, Christopher R. Gibbons, Michael Laven, William Leetham and A. Aaron Omid each filed one late Form 4, and Steve Jacob filed one late Form 3.

MISCELLANEOUS

         The Company's Annual Report for the fiscal year ended March 31, 1997 is being mailed to the shareholders of record concurrently with this Proxy Statement. The Annual Report is not part of this Proxy Statement.


                                                    THE BOARD OF DIRECTORS
                                                    SCOPUS TECHNOLOGY, INC.

Emeryville, California
June 27, 1997

                                   APPENDIX A

                    DESCRIPTION OF THE 1991 STOCK OPTION PLAN


         General. The Option Plan authorizes the Board of Directors (the
         --------
"Board"), or one or more committees which the Board may appoint among its members (the "Committee"), to grant (1) stock options, (2) stock purchase rights, (3) stock appreciation rights ("SARs"), and (4) Long-Term Performance Awards. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or the Committee (the "Administrator").

         Purpose. The general purpose of the Option Plan is to attract and
         --------
retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, consultants and officers, and to promote the success of the Company's business.

         Administration. The Option Plan may be administered by the Board or the
         ---------------
Committee. Subject to the other provisions of the Option Plan, the Administrator has the authority to: (i) interpret the plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the plan; (iii) select the persons to whom options and SARs are to be granted; (iv) determine the number of shares to be made subject to each option and SAR; (v) determine whether and to what extent options and SARs are to be granted; (vi) prescribe the terms and conditions of each option and SAR (including the exercise price, whether an option will be classified as an incentive stock option or a nonstatutory option and the provisions of the stock option or stock purchase agreement to be entered into between the Company and the grantee); (vii) amend any outstanding option or SAR subject to applicable legal restrictions; (viii) authorize any person to execute, on behalf of the Company, any instrument required to effect the grant of an option or SAR; and (ix) take any other actions deemed necessary or advisable for the administration of the Option Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options or SARs and on all persons deriving their rights therefrom.

         Eligibility. The Option Plan provides that options and SARs may be
         ------------
granted to the Company's employees and consultants (as such terms are defined in the Option Plan). Incentive stock options may be granted only to employees. Any optionee who owns more than 10 percent of the combined voting power of all classes of outstanding stock of the Company (a "10% Shareholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 10 percent of the fair market value of the Common Stock on the date of grant.

         Terms and Conditions of Options. Each option granted under the Option
         --------------------------------
Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

         (a) Exercise Price. The Administrator determines the exercise price of
             ---------------
options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Shareholders, the exercise price under an incentive stock option must not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the average of the means between the high bid and low asked prices for the Common Stock on the five market trading days immediately preceding the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, however, that in the event the fair market value as so determined is more than 20 percent greater or more than 20 percent less than the mean between the high bid and low asked prices for such stock as so quoted on the date of determination, then the Administrator shall be entitled to determine the fair market value in good faith, at a price within the range of prices from the fair market value as otherwise determined above to the mean between the high bid and low asked prices on the date of determination. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the average of the closing sales prices for such stock (or the average of the closing bids, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the five market trading days immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Administrator of the Plan deems reliable; provided, however, that in the event the fair market value as so determined is more than 20 percent greater or more than 20 percent less than the closing sales price for such stock (or the closing bid, if no sales were reported) as so quoted on the date of determination, then the Administrator shall be entitled to determine the fair market value in good faith, at a price within the range of prices from the fair market value as otherwise determined above to the closing price (or closing bid, as applicable) on the date of determination.

         (b) Form of Consideration. The means of payment for shares issued upon
             ----------------------
exercise of an option is specified in each option agreement and generally may be made by cash, check, a full-recourse promissory note, other shares of Common Stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from sale or loan proceeds, or by a combination thereof.

         (c) Exercise of the Option. Each stock option agreement will specify
             -----------------------
the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10 percent Shareholder, the term of the option shall be for no more than five years from the date of grant.

         (d) Termination of Employment. If an optionee's employment terminates
             --------------------------
for any reason (other than death or permanent disability), the optionee may exercise his or her option or SAR, but only within such period of time as is determined by the Administrator at the time of grant, not to exceed six (6) months (three (3) months in the case of an Incentive Stock Option) from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option or SAR as set forth in the option or SAR Agreement). To the extent that the optionee was not entitled to exercise an option or SAR at the date of such termination, and to the extent that the optionee does not exercise such option or SAR (to the extent otherwise so entitled) within the time specified herein, the option or SAR shall terminate.

         (e) Permanent Disability. If an employee is unable to continue
             ---------------------
employment with the Company as a result of permanent and total disability (as defined in the Code), then all options and SARs held by such optionee under the Option Plan shall expire upon the earlier of (i) six months after the date of termination of the optionee's employment or (ii) the expiration date of the option or SAR. The optionee may exercise all or part of his or her option or SAR at any time before such expiration to the extent that such option or SAR was exercisable at the time of termination of employment.

         (f) Death. If an optionee dies while employed by the Company, the
             ------
optionee's estate or a person who acquired the right to exercise the deceased optionee's option or SAR may exercise the option or SAR, but only within six (6) months (or such lesser period as the option or SAR agreement may provide, or such longer period, not to exceed twelve (12) months, as the option or SAR agreement may provide) following the date of death, and only to the extent the optionee was entitled to exercise it at the date of death. To the extent that the optionee was not entitled to exercise an option or SAR at the time of death, and to the extent that the optionee's estate or a person who acquired the right to exercise such option does not exercise such option or SAR within the period described above, the option or SAR shall terminate.

         (g) Termination of Options. Each stock option agreement will specify
             -----------------------
the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No option may be exercised by any person after the expiration of its term.

         (h) Nontransferability of Options. During an optionee's lifetime, his
             ------------------------------
or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

         (i) Limitations. If the aggregate fair market value of all shares of
             ------------
Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options. In addition, no employee shall be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 375,000 shares of Common Stock.

         (j) Other Provisions. The stock option agreement may contain such
             -----------------
terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator.

         Stock Appreciation Rights. The Option Plan permits the Company to grant
         --------------------------
SARs in connection with all or any part of an option, either concurrently with the grant of the option or at any time thereafter during the term of the option. The SAR shall entitle the optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related option. The optionee shall receive in exchange from the Company an amount equal to the excess of (1) the fair market value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related option over (2) the exercise price of the Common Stock covered by the surrendered portion of the related option. The Administrator may place limits on the amount that may be paid upon exercise of an SAR; provided, however, that such limits shall not restrict the exercisability of the related option. When an SAR is exercised, the related option, to the extent surrendered, shall cease to be exercisable. An SAR may only be exercised at a time when the fair market value of the Common Stock covered by the related option exceeds the exercise price of the Common Stock covered by the related option.

         At the discretion of the Administrator, SARs may be granted without related options. Such an SAR shall entitle the optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (1) the fair market value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (2) the fair market value of the Common Stock covered by the exercised portion of the SAR, as of the last market trading date prior to the date on which the SAR was granted; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon exercise of an SAR. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the optionee's SAR agreement.

         Stock Purchase Rights. The Option Plan permits the Company to grant
         ----------------------
rights to purchase Common Stock either alone or in combination with other awards granted under the Option Plan or in combination with cash awards made outside of the Option Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

         Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

         Long-Term Performance Awards. Long-Term Performance Awards are cash or
         -----------------------------
stock bonus awards that may be granted either alone or in addition to other awards granted under the Option Plan. Such awards shall be granted for no cash consideration. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance or employment factors, if any, to be used in the determination of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards are valued or have been earned. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of the Company and individual performance factors or such other criteria or combination of criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

         At the beginning of each Performance Period, the Administrator may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

         Adjustment Upon Changes in Capitalization and Corporate Transactions.
         ---------------------------------------------------------------------
In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Option Plan, the number and class of shares of stock subject to any option or right outstanding under the Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the shareholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like event involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, or if the Administrator determines in its sole discretion that the options should not continue to be outstanding, then the exercisability of all outstanding options and rights shall be automatically accelerated. In the event of a Change in Control of the Company (as defined in the Option Plan, and which includes a merger or a sale of all or substantially all of the Company's assets), if the Board of Directors so determines in its discretion, outstanding options and rights shall have their exercisability fully accelerated and/or the option and right holders may be paid in cash the excess of the change in control price over the option or right exercise price.

         Amendments, Suspensions and Termination of the Option Plan. The Board may amend, suspend or terminate the Option Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 ("Rule 16b-3") or Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in 2001.

         Federal Tax Information for Option Plan. Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options.

         An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee generally will recognize taxable income measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company may be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

         The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

1453-PS-97

                                  Detach Here


                            SCOPUS TECHNOLOGY, INC.
                   PROXY for Annual Meeting of Shareholders
                           To Be Held July 23, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P         The undersigned shareholder of SCOPUS TECHNOLOGY, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of
R Shareholders and Proxy Statement, each dated June 27, 1997, and hereby appoints Ori Sasson and Michele L. Axelson, proxies and attorneys-in-fact,
O each with full power of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of SCOPUS
X TECHNOLOGY,INC. to be held at the Berkeley Marina Marriott Hotel, 200 Marina Boulevard, Berkeley, California 94710, on Wednesday, July 23, 1997
Y at 2:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDER DEEMS ADVISABLE.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE   ***************
                                                               * SEE REVERSE *
                                                               *    SIDE     *
                                                               ***************

                                  Detach Here

[X] Please mark
    votes as in
    this example.

1. Election of Directors

   NOMINEES:  Ori Sasson, J. Michael Cline, Christopher R. Gibbons, Max D.
              Hopper, Ronald Abelmann


                FOR             WITHHELD

                [ ]               [ ]



[ ] --------------------------------------      Mark here   [ ]
    For all nominees except as noted above      for address
                                                change and
                                                note below


                                                 FOR    AGAINST   ABSTAIN
2.  Proposal to amend the Company's 1991         [ ]      [ ]       [ ]
    Stock Option Plan to increase the
    number of shares available for issuance
    thereunder from 5,550,000 shares to an
    aggregate of 7,050,000 shares.

                                                 FOR    AGAINST   ABSTAIN
3.  Proposal to ratify the appointment of        [ ]      [ ]       [ ]
    Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending
    March 31, 1998.

4. To vote or otherwise represent the shares on any and all other business which may properly come before the meeting or any adjournment or adjournments thereof, according and in the discretion of the proxyholder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.



Signature:                               Date:
           ----------------------------        -----------------------


Signature:                               Date:
           ----------------------------        -----------------------